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                                                                   EXHIBIT 10.22

                        Administrative Services Agreement

                                     between

         ALLSTATE LIFE INSURANCE COMPANY AND CERTAIN OF ITS SUBSIDIARIES

                                       and

                                   ALFS, INC.

This Administrative Services Agreement ("Agreement") is made effective as of JANUARY 1, 2000, between ALFS, INC. ("ALFS") and ALLSTATE LIFE INSURANCE COMPANY ("Allstate Life") and certain of Allstate Life's subsidiaries: GLENBROOK LIFE AND ANNUITY COMPANY ("Glenbrook Life"), LINCOLN BENEFIT LIFE COMPANY ("LBL") and CHARTER NATIONAL LIFE INSURANCE COMPANY("Charter")(Allstate Life, Glenbrook Life, LBL and Charter will hereinafter collectively be referred to as "Allstate Life and certain of its subsidiaries").

                                   WITNESSETH:

WHEREAS, Allstate Life and certain of its subsidiaries issue to the public certain variable insurance contracts;

WHEREAS, ALFS acts as principal underwriter on an agency (best efforts) basis in the marketing and distribution of said variable insurance contracts;

WHEREAS, Allstate Life and certain of its subsidiaries desire to continue to obtain the services of ALFS as an underwriter and distributor of said variable insurance contracts issued by Allstate Life and certain of its subsidiaries;

WHEREAS, ALFS is a direct subsidiary of Allstate Life and shares with Allstate Life certain services on an ongoing basis, including, but not limited to: rent of premises, utilities, employee compensation (including taxes and benefits), computer hardware/software, postage, printing, office supplies, telephone, travel, financial, accounting, legal, regulatory, marketing and administrative services in connection with the marketing and distribution of said variable insurance contracts;

WHEREAS, Allstate Life and ALFS share personnel which may perform services on behalf of ALFS;

WHEREAS, ALFS desires that Allstate Life and certain of its subsidiaries amend and restate

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the understanding whereby they assume financial and administrative responsibility for these expenses and services.

NOW, THEREFORE, it is agreed as follows:

1.   EXPENSES AND COSTS

     A. Allstate Life assumes on behalf of ALFS responsibility for the costs described above and any other overhead and operating expense that may be incurred by ALFS in connection with the marketing and distribution of variable insurance contracts.

     B. Allstate Life further assumes on behalf of ALFS responsibility for costs incurred by ALFS in connection with state and regulatory licensing fees and certain audit, legal and professional fees, which services may change from time to time.

     C. Cost(s) shall mean ALFS' actual costs and expenses reasonably attributable to all services covered by this Agreement.

2.   ADMINISTRATIVE SERVICES

     A.   COMMISSIONS

          Allstate Life and certain of its subsidiaries agree to assume on behalf of ALFS responsibility for the processing and payment of sales commissions in connection with the marketing of variable insurance contracts. Such commissions will be processed and paid as directed by, and on behalf of, ALFS. In this regard, neither Allstate Life nor Glenbrook Life nor LBL nor Charter will exercise any discretion over the amount of the commissions, and such commissions paid by Allstate Life and certain of its subsidiaries will be a purely clerical and ministerial function and will be properly reflected on the books and records maintained by Allstate Life and certain of its subsidiaries on behalf of ALFS.

     B.   CONFIRMATIONS

          Allstate Life and certain of its subsidiaries will send on behalf of ALFS confirmations of transactions in connection with the marketing of variable insurance contracts to contract owners in accordance with the provision of Rule 10b-10 under the Securities Exchange Act of 1934 (the "Exchange Act"), and such confirmations will indicate that they were sent on behalf of ALFS.

     C.   RECORDKEEPING

          Allstate Life and certain of its subsidiaries will maintain and preserve books and

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          records on behalf of and as agent for ALFS in connection with the offer and sale of variable insurance contracts, and all books and records relating to confirmation of transactions in compliance with Rules 17a-3 and 17a-4 under the Exchange Act. Allstate Life and certain of its subsidiaries agree that all such books and records will remain the property of ALFS and will be subject to inspection by the Securities Exchange Commission and the National Association of Securities Dealers, Inc. ("NASD") in accordance with Sections 17 and 15A of the Exchange Act.

     D.   CORPORATE BOOKS AND RECORDS

          1. Records supporting inter-company costs and expense charges and maintained by Allstate Life and certain of its subsidiaries on behalf of ALFS shall be considered ALFS' records and shall be available to ALFS upon request. All original documents and records relating to the operations of ALFS are the property of ALFS.

          2. Each parry shall own, have custody of and keep its own general corporate records. Upon request, each parry shall receive from the other parry any of its records which are currently in the other party's possession.

          3. The parties agree to keep all records required by federal and state securities laws and state insurance laws, to maintain the books, accounts and records so as to clearly and accurately disclose the precise nature and details of the transactions and to assist one another in the timely preparation of records.

3.   GENERAL PROVISIONS

     A. Allstate Life and certain of its subsidiaries shall furnish to ALFS any reports and information which ALFS may request for the purpose of satisfying its reporting and recordkeeping requirements under the federal and state securities laws or under the applicable rules of the NASD.

     B. Any party may terminate this Agreement by giving the other parties written notice of the date upon which termination shall take place.

     C. Each party shall be deemed an independent contractor and its personnel shall not be deemed to be the employees of any of the other parties solely by reason of this Agreement. Allstate Life, Glenbrook Life, LBL and Charter employees performing duties hereunder at all times during the term of this Agreement shall be in the employment, under the respective supervision and responsibility of Allstate Life, Glenbrook Life, LBL and Charter.

     D. This agreement replaces all prior agreements among the parties relating to the

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          services and expenses covered herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and ratified by their duly authorized officers as of the day and year above written.


ALLSTATE LIFE INSURANCE COMPANY                 ALFS, INC.


BY: /s/ John Roger Hunter                       BY: /s/ John Roger Hunter
   --------------------------                      -----------------------------
TITLE:   Vice President                         TITLE:   President
      -----------------------                         --------------------------


GLENBROOK LIFE AND ANNUITY COMPANY              CHARTER NATIONAL LIFE
                                                INSURANCE COMPANY


BY: /s/ John Roger Hunter                       BY: /s/ John Roger Hunter
   --------------------------                      -----------------------------
TITLE:   Vice President                         TITLE:   Vice President
      -----------------------                         --------------------------


LINCOLN BENEFIT LIFE COMPANY


BY: /s/ Bernard E. Wraith
   --------------------------
TITLE:   President
      ----------------------